EXHIBIT 5




                                                              December 22, 1997

Viacom Inc.
1515 Broadway
New York, New York  10036

Dear Sirs:

I am the Senior Vice President, Deputy General Counsel of Viacom Inc. ("Viacom"). I am delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Viacom filed with the Securities and Exchange Commission under the Securities act of 1933, as amended (the "Act"), with respect to the registration of deferred compensation obligations (the "Obligations") of Viacom to be offered and sold under Viacom's Excess Investment Plan (the "Plan").

In connection with the opinion expressed below, I or members of my legal staff (my "Staff") have examined the Registration Statement, the Plan, and the originals, or copies certified to my or my Staff's satisfaction, of such corporate records of Viacom, certificates of public officials and certificates of officers of Viacom as I or my Staff have deemed necessary as a basis for such opinion. As to questions of fact material to the opinion expressed below, I or my Staff have, when relevant facts were not independently established by me or them, relied upon certificates of officers of Viacom or other evidence satisfactory to me or my Staff. In all such examinations, I or my Staff have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me or my Staff as original documents and the conformity to original or certified documents submitted to me or my Staff as copies.

I am a member of the bar of the State of New York and the opinion expressed herein is limited to matters controlled by the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based  upon  the  foregoing,  it  is  my  opinion  that  the  Obligations,  when established pursuant to the terms of the Plan, will be valid and binding obligations of Viacom, enforceable against Viacom in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ Michael D. Fricklas